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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of report (Date of earliest event reported):   December 19, 1996.



                       UNIVERSAL HOSPITAL SERVICES, INC.
            (Exact name of registrant as specified in its charter)


         Minnesota                     0-20086                 41-0760940
(State or other jurisdiction of      (Commission            (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)


1250 Northland Plaza, 3800 West 80th Street, Bloomington, MN       55431-4442
     (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:   (612) 893-3200


                                Not Applicable
        (Former name or former address, if changed since last report.)
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Item 5.   Other Events

          On December 19, 1996, Universal Hospital Services, Inc. (the "Company") announced that the Special Committee of the Board of Directors, formed to carry out the process of exploring alternatives for enhancing shareholder value, and its financial advisor, Piper Jaffray Inc., have received at least four preliminary indications of interest to acquire the Company from qualified parties and a preliminary indication of interest from a major healthcare company to form a strategic alliance. Among the parties interested in acquiring the Company is a group comprised of certain management employees of the Company. All such indications of interest are at a very early stage and are subject to satisfactory due diligence, negotiations and other factors. Additional alternatives may become available to the Company. The Special Committee emphasized that no conclusions can or should be drawn at this time as to the effect this process will have on enhancing shareholder value. A copy of the press release is attached as Exhibit 99 to this Form 8-K.


Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

          99.  Press Release dated December 19, 1996.
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Signature


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.


Date:       December 20, 1996


                              UNIVERSAL HOSPITAL SERVICES, INC.



                              By /s/ Thomas A. Minner
                                 ------------------------------
                                  Thomas A. Minner,
                                  President and Chief Executive Officer
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                                 EXHIBIT INDEX
                                 -------------



                                                 Page No. in Sequentially
Exhibit   Description of Exhibit                       Numbered Copy
-------   ----------------------               ----------------------------


  99      Press Release dated December 19, 1996